UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2011

BENIHANA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26396 (Commission File Number)	65-0538630 (I.R.S. Employer Identification Number)

8685 Northwest 53rd Terrace Miami, Florida (address of principal executive offices)	33166 (Zip Code)

Registrant’s telephone number, including area code: (305) 593-0770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act

❑	Soliciting material pursuant to Rule 14a–12 under the Exchange Act

❑	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act

❑	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement

           On January 24, 2011, the Board of Directors (the “Board”) of Benihana Inc. (the “Company”) approved an employment agreement with Richard Stockinger, the Company’s Chief Executive Officer (“Mr. Stockinger”). The agreement is at will and provides for a base annual salary of $500,000 and an annual cash bonus of up to 75% of such salary, subject to the Company’s attainment of financial and other targets established at or near the beginning of each annual bonus period.  Pursuant to the agreement, Mr. Stockinger is entitled to receive 400,000 shares of the Company’s common stock, which vest between the grant date and July 1, 2013. Pursuant to the agreement, Mr. Stockinger also will be entitled to a lump sum payment in certain sale circumstances.  If the agreement is terminated by the Company without “cause,” by Mr. Stockinger for “good reason,” or by Mr. Stockinger under certain sale circumstances, he will be entitled to the fully earned but not yet paid portion of his base salary and bonus and an amount equal to the sum of his base salary and a pro-rated portion of his average bonus for the two most recently completed fiscal years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
BENIHANA INC.

Dated: January 26, 2011	By:	/s/ Cristina L. Mendoza
Cristina L. Mendoza
General Counsel